Exhibit 1.01
Herman Miller, Inc.
Conflict Minerals Report
for the Year Ended December 31, 2016

This conflict minerals report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Securities and Exchange Commission (“SEC”) adopted the Rule to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict. Without limitation, they apply whether or not the geographic origin of the 3TG is the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”).

1.	Company Overview
This report has been prepared by management of Herman Miller, Inc. (“Herman Miller,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

The Company researches, designs, manufactures, and distributes interior furnishings, including modular furniture systems, seating, freestanding furniture, storage, casegoods, healthcare products and accessories for use in various environments including office, healthcare, educational, and residential settings, and provides related services that support organizations and individuals all over the world. We conducted an analysis of our products and found that 3TG may be found in some of our products though, in light of the product component or components that may contain 3TG, the amount and value of 3TG that may be in a given product is generally de minimis compared to size and value of the product as a whole.

Supply Chain
We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from lower tier suppliers. Although our Terms and Conditions of Purchase require suppliers to comply with our Company’s Conflict Minerals Policy, contracts with our suppliers are frequently in force for multiple years, and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we will require suppliers to (1) not sell us any products that contain 3TG from any Covered Country that fund armed conflict, (2) undertake diligence and investigation necessary to ensure compliance with clause (1), and (3) provide us with certificates and other evidence of compliance upon request.
It is not practicable or sensible to conduct a survey of all our suppliers. We determined that a reasonable approach would be to conduct a survey of suppliers who source products that may contain 3TG. We assessed our industry as well as others and confirmed that this risk-based approach is consistent with how many peer companies are approaching the Rule. It is also consistent with the framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten.

Conflict Minerals Policy
In 2012, the Company adopted a conflict minerals policy which is publicly available on our website at http://www.hermanmiller.com/about-us/who-is-herman-miller/legal/conflict-minerals.html.

2.	Conflict Minerals Compliance Process

2.1 Compliance Framework
Where we deemed it appropriate, we considered and/or implemented the OECD Guidance.

2.2 Management Systems

Conflict Minerals Policy
As described above, we have adopted a conflict minerals policy, which is posted on our website.

Internal Team
The Company has established a management team relating to conflict minerals. Our management team is overseen by the Senior Vice President of Legal Services and a team of subject matter experts from relevant functions such as supply chain, engineering and legal. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by our supply chain manager, who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a regular basis.

Control Systems
As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers in the institutional furniture industry and other sectors. Without limitation, we participate in Business & Institutional Furniture Manufacturers Association (BIFMA) industry-wide initiatives to disclose upstream actors in the supply chain. The Company is also a member of the Manufacturers Alliance for Productivity and Innovation (MAPI), an organization that shares best practices on issues facing manufacturers, such as conflict minerals. Our controls include our Code of Conduct, which outlines expected behaviors for all Herman Miller employees, our Supplier Code of Conduct, and our form Terms and Conditions of Purchase.

Grievance Mechanism
We have longstanding grievance mechanisms whereby employees and suppliers can report violations of the Company’s policies, including our conflict minerals, via our Whistleblower program located on our website http://www.hermanmiller.com/about-us/who-is-herman-miller/legal/whistleblower-policy.html.

Records Maintenance
We have retained all relevant documentation from our RCOI and our due diligence measures.

2.3 Identify and Assess Risk in the Supply Chain
Because of the depth, breadth, and constant evolution of our supply chain, it is difficult for us to identify actors upstream from our direct suppliers. We have identified approximately 110 direct suppliers who supply to us materials or components that may contain 3TG, also referred to as in-scope suppliers. We rely on these suppliers to provide us with information on if their parts or products contain 3TG and if so about the source of the 3TG. Our direct suppliers similarly rely upon information provided by their suppliers.

2.4 Design and Implement a Strategy to Respond to Risks
In response to this risk assessment, Herman Miller has an approved risk management plan, through which the conflict minerals program is implemented, managed and monitored. Updates to this risk assessment are provided regularly to senior management. As described above, we participate in BIFMA industry-wide initiatives to disclose upstream actors in the supply chain.

As part of our risk management plan, to ensure suppliers understand our expectations, we have contacted each supplier that we determined to be in scope by email or phone. For training, we utilized material available from the Conflict-Free Sourcing Initiative. We provided each supplier a copy of our conflict minerals policy and a copy of the EICC GeSi template to complete for purposes of conflict minerals tracking. We answered all questions presented to us by suppliers requiring further clarification. Furthermore, we reviewed responses to the EICC GeSi template with specific suppliers where we needed clarification.

2.5 Report on Supply Chain Due Diligence
This conflict minerals report is being filed with the SEC as an exhibit to our specialized disclosure report on Form SD and is available on our website at http://investor.shareholder.com/mlhr/sec.cfm.

3.	Reasonable Country of Origin Inquiry and Results

Supplier Surveys
As our Reasonable Country of Origin Inquiry, we conducted a survey of those suppliers described above using the template developed by the Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the Conflict-Free Sourcing Initiative (CFSI) Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. Many companies are using the Template in their compliance processes related to conflict minerals.

Survey Responses
We received responses from 87% of the suppliers surveyed. We made at least two follow-up inquiries to each suppler who did not respond to our initial survey, by phone or email. We reviewed the responses against criteria that we developed to determine which required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the template. We worked directly with those suppliers to provide revised responses.

A number of suppliers provided information indicating that one or more smelters or refiners that appeared in their supply chain were located in one or more of the Covered Countries or appeared on the CFSI list of smelters and refiners that were certified as compliant with the CFSI Conflict-Free Smelter Program assessment protocols; we list those smelters and refiners on Attachment A to this Report. However, there was no reliable information indicating that any of the 3TG that these suppliers may have obtained from these smelters or refiners was actually contained in materials, components or parts that the suppliers supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. This is because most suppliers’ templates are completed at a company level, not a product level.

Some suppliers provided information indicating that one or more other smelters or refiners appeared in their supply chain but were not located in one or more of the Covered Countries. As to these smelters and refiners, we looked to determine whether they appeared on the CFSI list of smelters or the U.S. Department of Commerce list of known facilities that process 3TG. That exercise indicated that there were known smelters or refiners purportedly in our supply chain that are not on the CFSI list of smelters and refiners that are certified as compliant with the CFSI Conflict-Free Smelter Program assessment protocols. As to these smelters and refiners, we conducted internet searches in an attempt to confirm whether any were located in or process minerals sourced from one or more of the Covered Countries. We did not find evidence that any such smelters or refiners were located in or process minerals sourced from one or more of the Covered Countries. Regardless, there was no reliable information indicating that any of the 3TG that these suppliers may have obtained from these smelters or refiners was actually contained in materials, components or parts that the suppliers supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Conclusions
We conducted our RCOI in good faith, and we believe that such inquiry was reasonable to allow us to make our determination. After reviewing the results of our Reasonable Country of Origin Inquiry, we determined that we had reason to believe that 3TG necessary for the functionality or production of our products from certain suppliers may have originated in a Covered Country during 2016, all within the meaning of the Rule. Therefore, we determined that the Rule required us to conduct due diligence regarding the source of such 3TG. As to responses from other suppliers, however, we determined that we had no reason to believe that 3TG necessary for the functionality or production of our products from those suppliers may have originated in a Covered Country during 2016, all within the meaning of the Rule.

4.	Due Diligence and Results

Due Diligence
In light of the responses to our inquiries from certain suppliers that contained information indicating that 3TG were sourced from Covered Countries, we completed due diligence measures. Initially, we compared the facilities that the suppliers identified as located in one or more of the Covered Countries or appearing on the CFSI list of certified smelters and refiners to the CFSI list of smelters and refiners (as of May 8, 2017) that are certified as compliant with the CFSI Conflict-Free Smelter Program assessment protocols and confirmed that all of such smelters or refiners that the suppliers identified appeared on the list as to the relevant Conflict Mineral(s). In light of these results, we did not undertake further due diligence measures, consistent with the OECD Guidance.

Conclusion
We conducted our due diligence in good faith. After reviewing the results of our due diligence, we did not find any evidence to suggest that any of the 3TG in our supply chain that is necessary for the functionality or production of our products and that may have originated in a Covered Country (a) funds any armed conflict in the Covered Countries or (b) is actually contained in components or parts that our suppliers have supplied to us.

5.	Steps to be Taken to Mitigate Risk
We intend to take the following steps to improve our conflict minerals program to further mitigate any risk that the necessary 3TG in our products could benefit armed groups in the DRC or adjoining countries:

a.	Include a conflict minerals clause in new or renewed supplier contracts.

b.	Continue to work with our employees and suppliers to increase awareness of the issue, increase the response rate and improve the content of the supplier survey responses.

c.
Engage any of our suppliers found to be supplying us with 3TG from sources from the DRC or any adjoining country that they cannot demonstrate are “DRC conflict free” to establish an alternative source of 3TG outside of those countries.

d.	Work with the BIFMA and other groups to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

ATTACHMENT A
Smelters and Refiners
The following facilities have been reported to us by our suppliers as part of their supply chain for Conflict Minerals:

Metal	Smelter Name	Country
Gold	Advanced Chemical Company	United States Of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	AURA-II	United States Of America
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Daejin Indus Co., Ltd.	Korea (Republic Of)
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Korea, Republic Of
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Gold	Guangdong Jinding Gold Limited	China
Gold	Gujarat Gold Centre	India
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	HwaSeong CJ Co., Ltd.	Korea (Republic Of)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co. Ltd.	Korea, Republic Of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Korea (Republic Of)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Korea (Republic Of)
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan

Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiTech	Korea (Republic Of)
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tony Goetz NV	Belgium
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea (Republic Of)
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil

Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Power Resources Ltd.	Macedonia
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Tantalite Ressources	South Africa
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China

Tin	Alpha	United States
Tin	An Thai Minerals Co., Ltd.	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	EDZELL CORPORATION S.A.	Bolivia
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Jinye Mineral Company	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zi-li Mining And Metallurgy Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Phoenix Metal Ltd.	Rwanda
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT BANGKA PUTRA KARYA	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia

Tin	PT Wahana Perkit Jaya	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	THAILAND SMELTING AND REFINING CO LTD	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China

Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	Korea (Republic Of)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China